THERMON REPORTS THIRD QUARTER FISCAL 2019 RESULTS
Thermon Announces Record Revenues of $119 million

AUSTIN, Texas, January 30, 2019 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the third quarter ("Q3 2019") of the fiscal year ending March 31, 2019 ("Fiscal 2019").

Q3 2019 highlights, compared to the three months ended December 31, 2017 ("Q3 2018"), include:

•	Record revenue of $119.4 million compared to $92.7 million, an increase of 29%

•	Fully diluted GAAP EPS of $0.29 per share compared to $0.02 per share

•	Adjusted EPS of $0.40 compared to $0.35, an increase of 14%

•	Adjusted EBITDA of $26.0 million compared to $21.6 million, an increase of 20%

"We are pleased to see strong growth in our installed base this quarter with Greenfield project revenues growing by 49% over the prior year.  This, combined with strong growth in our US and Latin American MRO/UE (facility maintenance, repair and operations and upgrade or expansion) business, generated top line growth of 29% in the third quarter and positions us well to capitalize on future MRO/UE revenue streams from the installed base.  Also, we are successfully leveraging our operating expenses on the incremental volume to drive EBITDA margin expansion within the business," said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q3 2019, the Company generated revenue of $119.4 million versus $92.7 million in Q3 2018, an increase of $26.7 million or 29%. In Q3 2018, we acquired Thermon Heating Systems ("THS"). The contribution of revenue from our organic business and THS is as follows: organic (excluding THS) revenue was $95.8 million and $76.6 million in Q3 2019 and 2018, respectively, and THS revenue was $23.6 million and $16.1 million in Q3 2019 and 2018, respectively. Total revenues were negatively impacted by $2.2 million from foreign exchange translation.

During Q3 2019, organic Greenfield and MRO/UE activity accounted for 45% and 55% of revenue, respectively. This compares to an organic Greenfield and MRO/UE mix of 38% and 62%, respectively, in Q3 2018. Notably, our price realization in Q3 2019 improved over the prior period. Substantially all of the revenue contributed by THS would be considered MRO/UE.

Gross margins during Q3 2019 were 42.6% compared to 45.6% in Q3 2018. The high mix of Greenfield revenue was the key driver for the comparative gross margin decline. Greenfield sales include higher labor costs and third party buy-out components. While Greenfield projects deliver lower margins than MRO/UE product sales, the expanded installed base provides the opportunity for future MRO/UE revenue.

During Q3 2019, total orders were $105.7 million versus $105.3 million in Q3 2018, an increase of $0.4 million. Q3 2019 backlog was $135.9 million compared to $167.7 million in Q3 2018, a decrease of $31.8 million.

Q3 2019 net income attributable to Thermon and GAAP earnings per share ("EPS") were $9.7 million and $0.29 per fully diluted common share, respectively, compared to $0.6 million and $0.02 per fully diluted common share, respectively, in Q3 2018. After taking into account the impact of intangible amortization and costs related to the THS acquisition in Q3 2018 (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q3 2019 of $13.3 million and Adjusted EPS of $0.40 per fully diluted common share compared to $11.5 million and $0.35 per fully diluted common share, respectively, in Q3 2018.

Adjusted EBITDA was $26.0 million in Q3 2019 as compared to $21.6 million in Q3 2018, an increase of $4.4 million or 20%.

During the first nine months of the fiscal year ending March 31, 2019 ("YTD 2019"), the Company generated revenue of $298.4 million compared to $206.0 million in the first nine months of the fiscal year ended March 31, 2018 ("YTD 2018"), an increase of $92.4 million or 45%. Organic revenue was $237.1 million and revenue from THS was $61.3 million in YTD 2019.

YTD 2019 orders were $275.3 million compared to $233.0 million in YTD 2018, an increase of $42.3 million or 18%.

YTD 2019 net income attributable to Thermon and GAAP EPS were $16.0 million and $0.48 per fully diluted common share, respectively, compared to $5.9 million and $0.18 per fully diluted common share in YTD 2018. After taking into account certain one-time charges in YTD 2019, costs related to the THS acquisition in YTD 2018 and the impact of intangible amortization (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2019 of $28.5 million and Adjusted EPS of $0.86 per fully diluted common share compared to Adjusted Net Income of $21.4 million and Adjusted EPS of $0.65 per fully diluted common share during YTD 2018.

As of December 31, 2018, the Company had $226.4 million gross of outstanding debt and $30.2 million of cash representing net debt of $196.2 million. Based on our trailing twelve month Adjusted EBITDA of $84.4 million of the combined businesses, our net debt to trailing twelve month Adjusted EBITDA ratio was 2.3 at December 31, 2018. This compares to a net debt to EBITDA ratio of 3.4 on October 30, 2017 when we completed the THS acquisition.

Outlook

Based on our strong performance during the first nine months of Fiscal 2019, we are increasing our previously reported full-year revenue guidance. We now anticipate total revenue for the combined business to increase to an estimated range of $396 million to $402 million for Fiscal 2019.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q3 2019 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free cash flow," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before costs related to the consolidation of our operating footprint in Canada, amortization of other intangible assets and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, and costs related to the consolidation of our operating footprint in Canada. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free cash flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net

Income, and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon Adjusted EBITDA," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy, chemical processing and power generation capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations; (ix) our ability to protect data and thwart potential cyber attacks; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) a material disruption at any of our manufacturing facilities; (xii) our dependence on subcontractors and suppliers; (xiii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xiv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xv) the extent to which federal, state, local, and foreign governmental regulations of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xvi) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, as filed with the Securities and Exchange Commission on June 8, 2018. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended		Nine Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018		December 31, 2017
Sales	$119,356	$92,660	$298,412		$206,027
Cost of sales	68,473	50,446	167,441		109,039
Gross profit	50,883	42,214	130,971		96,988
Operating expenses:
Marketing, general and administrative and engineering	24,755	20,668	70,016		54,854
Acquisition related expense	—	3,497	—		3,834
Stock compensation expense	1,041	895	3,130		2,627
Depreciation expense	2,313	2,191	6,866		5,774
Amortization of intangible assets	4,887	4,753	16,160		10,714
Income from operations	17,887	10,210	34,799		19,185
Interest income and expense, net	(3,548)	(2,367)	(10,279)		(3,390)
Loss on extinguishment of debt	—	(376)	—		(376)
Debt cost amortization	(313)	(259)	(1,047)		(433)
Interest expense, net	(3,861)	(3,002)	(11,326)	—	(4,199)

THS acquisition related foreign exchange losses*	—	(5,594)	—		(5,594)
Other income (expense)	(155)	102	73		31
Income before provision for taxes	13,871	1,716	23,546		9,423
Income tax expense	4,154	883	7,126		2,798
Net income	9,717	833	16,420		6,625

Income attributable to non-controlling interests	(2)	234	432		769
Net income attributable to Thermon	$9,719	$599	$15,988		$5,856

Net income per common share:
Basic income per share	$0.30	$0.02	$0.49		$0.18
Diluted income per share	$0.29	$0.02	$0.48		$0.18
Weighted-average shares used in computing net income per common share:
Basic common shares	32,595	32,448	32,556		32,409
Fully-diluted common shares	33,116	32,914	33,000		32,763

	December 31, 2018 (unaudited)	March 31, 2018
Cash	$30,190	$33,879
Total debt	226,356	225,000
Total equity	337,747	340,853
* One-time foreign currency related losses include $3.3 million on a $200 million CAD option contract to hedge part of the THS acquisition purchase price and $2.3 million related to a derivative contract to hedge a $112 million long term intercompany loan between Canada and the United States for the acquisition of THS.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Nine Months Ended December 31, 2018	Nine Months Ended December 31, 2017
GAAP net income attributable to Thermon	$9,719	$599	$15,988	$5,856
Interest expense, net	3,861	3,002	11,326	4,199
Income tax expense	4,154	83	7,126	1,998
Tax expense related to tax reform	—	800	—	800
Depreciation and amortization expense	7,200	6,944	23,026	16,488
EBITDA (non-GAAP)	$24,934	$11,428	$57,466	$29,341
Stock compensation expense	1,041	895	3,130	2,627
Consolidation of operating footprint in Canada	—	—	757	—
Income attributable to non-controlling interests	(2)	234	432	769
THS acquisition related foreign exchange losses	—	5,594	—	5,594
THS acquisition related expenses	—	3,497	—	3,834
Adjusted EBITDA (non-GAAP)	$25,973	$21,648	$61,785	$42,165

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Nine Months Ended December 31, 2018	Nine Months Ended December 31, 2017	Adjustment to:
GAAP net income attributable to Thermon	$9,719	$599	$15,988	$5,856
Consolidation of operating footprint in Canada	—	—	757	—	Operating expense
THS acquisition related expenses	—	3,497	—	3,834	Operating expense
THS acquisition related foreign exchange losses	—	5,594	—	5,594	Other expense
Tax reform related expense	—	800	—	800	Income tax expense
Release of deferred tax liability	—	(554)		(554)	Income tax expense
Amortization of intangible assets	4,887	4,753	16,160	10,714	Intangible asset amortization
Tax effect of adjustments	(1,356)	(3,188)	(4,443)	(4,884)	Income tax expense
Adjusted net income (non-GAAP)*	$13,250	$11,501	$28,462	$21,360

Adjusted-fully diluted earnings per common share (non-GAAP)*	$0.40	$0.35	$0.86	$0.65

Fully-diluted common shares	33,116	32,914	33,000	32,763

*
Please note that the Company now presents Non-GAAP Adjusted Net Income and Non-GAAP Adjusted EPS to take into account the impact of intangible amortization. The impact of amortization (net of tax) to Non-GAAP Adjusted EPS was $0.11 and $0.35 per share during the three and nine months ended December 31, 2018, respectively, and $0.11 and $0.24 per share during the three and nine months ended December 31, 2017, respectively.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Nine Months Ended December 31, 2018	Nine Months Ended December 31, 2017
Cash (used in) provided by operating activities	$7,730	$(1,068)	$9,846	$11,475
Less: Cash used for purchases of property, plant and equipment	(3,106)	(1,295)	(8,808)	(6,182)
Plus: Sale of rental equipment	133	292	678	461
Plus: Proceeds from sales of land and buildings	23	—	23	8
Free cash flow (used) provided (non-GAAP)	$4,780	$(2,071)	$1,739	$5,762